UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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AMYRIS, INC.
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AMYRIS, INC.
5885 Hollis Street, Suite 100
Emeryville, California 94608

SUPPLEMENT TO
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2020

This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Amyris, Inc. (“Amyris”) to be held on May 29, 2020.

The following news release issued on May 15, 2020 supplements the Notice of the Annual Meeting and Definitive Proxy Statement of Amyris furnished to shareholders and filed with the Securities and Exchange Commission (“SEC”) on April 17, 2020 (the “Notice and Proxy Statement”). The news release describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting and should be read in conjunction with the Notice and Proxy Statement.

Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Notice and Proxy Statement.

This Supplement is being filed with the SEC and made available to shareholders at the Company’s website at www.amyris.com.

Amyris Changes its 2020 Annual Meeting of Stockholders to Virtual Format

EMERYVILLE, Calif., (May 15, 2020) -- Amyris, Inc. (Nasdaq:AMRS), a leading synthetic biotechnology company with leadership in Clean Health and Beauty markets through its consumer brands and a top supplier of sustainable and natural ingredients, today announced that, due to public health and safety concerns related to the COVID-19 pandemic, recommendations and orders from federal, state and local authorities, and to support the health and well-being of its stockholders, employees, and others, it will host its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) as a virtual-only meeting that will be held via live audio webcast.

The previously announced date and time of the Annual Meeting, Friday, May 29, 2020 at 2:00 p.m. Pacific Time, as disclosed in the previously distributed Notice of the Annual Meeting and Definitive Proxy Statement (the “Notice and Proxy Statement”), has not changed. Stockholders will not be able to attend the Annual Meeting in person.

Registering and Asking Questions

Amyris’ stockholders of record as of April 3, 2020 must register for the Annual Meeting in advance by accessing https://viewproxy.com/amyris/2020/.

Any questions from shareholders must be submitted when registering or prior to the Annual Meeting. During the Annual Meeting, questions submitted in advance will be answered depending on availability of time and members of management present at the Annual Meeting.

All registrations and questions from stockholders must be received by 8:59 Pacific Time (11:59 pm Eastern Time) on May 27, 2020.

Attending the Meeting

Online access to the Annual Meeting will begin at 1.30 p.m. Pacific Time on May 29, 2020. Stockholders will be asked to enter the password provided in the registration confirmation e-mail.

Additional information, frequently asked questions, technical assistance, and instructions on how to attend the Annual Meeting, including how to demonstrate proof of stock ownership, are posted at https://viewproxy.com/amyris/2020/.

Voting

Stockholders are encouraged to vote in advance of the Annual Meeting either through the internet, by telephone or, if paper copies of proxy materials were requested, by returning the completed proxy card by mail.

Stockholders of record and beneficial owners will be able to vote their shares electronically during the Annual Meeting at www.AALvote.com/AMRS while the polls are open. Stockholders will need the Virtual Control Number in order to vote his/her shares. Registered holders can find the Virtual Control Number on the Proxy Card or Notice of Internet Availability. Beneficial holders will be assigned a Virtual Control Number in the confirmation email, after registration for the Annual Meeting is confirmed.

About Amyris
Amyris (Nasdaq: AMRS) is a science and technology leader in the research, development and production of sustainable ingredients for the Clean Health & Beauty and Flavors & Fragrances markets. Amyris uses an impressive array of exclusive technologies, including state-of-the-art machine learning, robotics and artificial intelligence. Our ingredients are included in over 3,000 products from the world's top brands, reaching more than 200 million consumers. Amyris is proud to own three consumer brands - all built around its No Compromise® promise of clean ingredients: Biossance™ clean beauty skincare, Pipette™ clean baby skincare and Purecane™, a zero-calorie sweetener naturally derived from sugarcane. For more information, please visit www.amyris.com.
Amyris, the Amyris logo, No Compromise, Biossance, Pipette, and Purecane are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries.

Contact:
Peter DeNardo
Senior Director, Investor Relations and Corporate Communications
Amyris, Inc.
+1 (510) 740-7481
investor@amyris.com